Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-191777, 333-161662, 333-144827, 333-124911, and 333-176675 on Form S-8 and Registration Statement No. 333-180647 on Form S-3 of our reports dated March 6, 2014, relating to the consolidated financial statements of SunOpta Inc. and subsidiaries, and the effectiveness of SunOpta Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of SunOpta Inc. for the year ended December 28, 2013.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants
Licensed Public Accountants
Toronto, Canada
March 6, 2014